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Exhibit 2.1

MERGER AGREEMENT

MERGER AGREEMENT dated May __, 2006 by and among UNITY WIRELESS CORPORATION, a Delaware corporation having its Canada office at 438 Fraser Park Drive, Burnaby, BC Canada V5J 5B9 and its US office at 1313 East Maple Street, Suite 415, Bellingham Washington 98225 ("Unity" or "Unity Wireless"), UNITY WIRELESS ACQUISITION CORP., a Delaware corporation (“NewCo”), and CELERICA, INC., having its registered office at c/o Celerica Ltd., 17 Hataasiya Street, Or Yehuda 60212, Israel (“Celerica” or the “Company”).

 W I T N E S S E T H:

IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.

The Merger.

(a)

The Merger.  Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporation Law ("DGCL"), on the Effective Time (as hereinafter defined), NewCo shall be merged with and into Celerica and the separate existence of NewCo shall thereupon cease (the "Merger"), and Celerica, as the corporation surviving the Merger, shall by virtue of the Merger continue its corporate existence under the laws of the State of Delaware.

(b)

Merger Consideration. Subject to the terms and conditions of this Agreement and in consideration of the transactions contemplated hereby, if the Merger is effected, then all shares of capital stock of Celerica issued and outstanding immediately prior to the Closing Date and any other share, warrant, option, convertible note and any other security of Celerica then issued and outstanding (collectively, the “Celerica Shares”), shall entitle the holders thereof in the aggregate to 20,000 shares (the “Merger Consideration”) of Unity’s Series A Convertible Non-Redeemable Preferred Shares (the “Preferred Stock”).

(c)

Attached to this Agreement as Exhibit 1(c) is the Certificate of Designation of the Preferred Stock. The Certificate of Designation provides, among other things, that each share of Preferred Stock shall be automatically converted into 1,000 shares of Unity’s common stock (the “Common Stock”) upon approval by the shareholders of Unity of an amendment to the certificate of incorporation of Unity that increases its authorized shares of Common Stock.  Unity covenants to Celerica and the Celerica Security Holders that this amendment will be effected no later than November 15, 2006.

(d)

The shares of Preferred Stock that constitute the Merger Consideration (the “Preferred Stock”), and the shares of Common Stock issuable on conversion of the Preferred Stock (the “Merger Common Stock”), are subject to the Lockup and Sale Schedule set forth in Section 6.

(e)

The Merger Consideration shall be allocated among those holders of Celerica Shares listed on the distribution list attached hereto as Exhibit 1(d) (the “Distribution List”; and the "Celerica Security Holders"; respectively) and according to the Distribution List.

(f)

Effective Time of the Merger.  The Merger shall become effective at the date and time (the "Effective Time") when a Certificate of Merger meeting the requirements of Section 251 of the DGCL shall have been duly executed and filed in accordance with such Section. The Certificate of Merger shall be filed concurrently with the Closing.

(g)

At the Effective Time:

(i)

Unity Wireless will issue the Merger Consideration to the Celerica Security Holders, including duly executed stock certificates evidencing the issuance of the Merger Consideration;

(ii)

the Celerica Security Holders will deliver to NewCo their share certificates and warrants for cancellation.

(iii)

 by virtue of the Merger and without any action on the part of Unity, NewCo, Celerica or any holders of Celerica Shares, all the Celerica Shares (including all the certificates representing such Celerica Shares) will be ipso facto revoked and canceled.

(iv)

All of NewCo's capital stock shall be converted to stock of Celerica.

(h)

Dissenting Shares.  Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL but only to the extent required thereby, Celerica Shares which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such Shares who have properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL (the "Dissenting Company Shares") will not be exchangeable for the right to receive the Merger Consideration, and holders of such Shares will have the right (the “Dissenter’s Right”) to receive payment of the appraised value of such Shares in accordance with the provisions of such Section 262 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL.  If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Shares will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration.  Upon Celerica's receipt of any notice of election to dissent in accordance with the provisions of such Section 262, Celerica shall as promptly as reasonably practicable provide Unity with a copy of such notice of election to dissent.  Celerica shall not, except with the prior written consent of Unity, make any payment with respect to any such election to dissent or offer to settle or settle any such election to dissent.

(i)

Certificate of Incorporation.  The certificate of incorporation of NewCo as in effect immediately prior to the Effective Time shall be the certificate of incorporation of Celerica as the surviving corporation, until thereafter changed or amended in accordance with its terms and as provided by law and this Agreement, except that the name of the corporation in such certificate of incorporation shall be amended to read "Celerica, Inc.".

(j)

The By-laws of NewCo in effect immediately prior to the Effective Time shall be the By laws of Celerica as the surviving corporation, until thereafter changed or amended in accordance with their terms and as provided by law and this Agreement, except that the name of the corporation in such By-laws shall be amended to read "Celerica, Inc.".

(k)

Board of Directors and Officers.  The directors of NewCo and the officers of NewCo in office immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of Celerica as the surviving corporation, in each case until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal, in accordance with the Certificate of Incorporation and By-laws of Celerica as the surviving corporation.

(l)

Effects of Merger.  The Merger shall have the effects set forth in this Agreement and in Section 259 of the DGCL.

2.

Closing.

(a)

The closing of the Merger (the "Closing") shall take place at 10:00 A.M., local time, at the offices of Oscar D. Folger, 521 Fifth Avenue, 24th Floor, New York, New York 10175, or such other time and place as the parties may agree upon, 20 business days after Celerica shall have given to its shareholders the appraisal notice contemplated by Section 262(d)(1) of the Delaware General Corporation Law, or, if later, 2 business days after the satisfaction or waiver of the conditions set forth in Sections 10 and 11 hereof. Celerica covenants to give such appraisal notice as soon as practicable after the date hereof.

(b)

Should any conditions set forth in Section 10 and/or 11 not be satisfied on or before June 30, 2006, this Agreement shall terminate unless mutually extended by the parties, except that the parties shall continue to be liable for any breach by them of this Agreement prior to such termination, subject to the provisions of Section 13(e) below.

(c)

The day on which the Closing actually takes place is herein sometimes referred to as the "Closing Date".

3.

Other Transactions Relating to Closing; Further Assurances.

(a)

Reserved.

(b)

At the Closing, Celerica will deliver to NewCo:

(i)

copies of the certificate of incorporation and by laws of Celerica, certified by an officer of Celerica as a true and correct copy thereof as of the Closing Date;

(ii)

all consents contemplated by Section 4(b);

(iii)

a general release by each director and officer of Celerica in favor of Celerica and NewCo, subject to the provisions of the indemnification pursuant to Section 14 below, in the form attached as Exhibit 3(b)(iii);

(iv)

an opinion of Celerica’s counsel in the form of Exhibit 3(b)(iv);

(v)

except as otherwise directed by Unity Wireless in writing, letters of resignation of all directors of Celerica serving immediately prior to the Effective Time;

(vi)

a copy of the resolutions of the Board of Directors of Celerica in the form of Exhibit 3(b)(vi)A, together with resolutions of the stockholders of Celerica in the form attached in Exhibit 3(b)(v)B, approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an officer of Celerica; and

(vii)

such other documents as may be required pursuant to this Agreement or as may reasonably be requested by Unity Wireless and its counsel.

(c)

On the Closing Date, Unity Wireless and/or NewCo shall deliver or cause to be delivered to Celerica the following:

(i)

a copy of the resolutions of the Board of Directors of Unity Wireless approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby including the issuance of the Merger Consideration, in the form of Exhibit 3(c)(i), duly certified by an officer of Unity Wireless;

(ii)

a copy of a resolution of the Board of Directors and stockholders of NewCo in the form of Exhibit 3(c)(ii), duly certified by an officer of NewCo;

(iii)

[reserved];

(iv)

opinions of counsel from each of Unity Wireless’ and NewCo’s counsel in the form of Exhibit 3(c)(iv); and

(v)

a general release by Unity Wireless and NewCo in favor of each director and officer of Celerica, serving prior to the Effective Time;

(vi)

stock certificates of Unity Wireless evidencing the issuance of the Merger Consideration; and

(vii)

such other documents as may be required pursuant to this Agreement or as may reasonably be requested by Celerica or the holders of Celerica Shares and their counsel.

4.

Additional Covenants

(a)

Shareholders' Meetings.

(i)

Each of NewCo and Celerica shall take all action necessary under all applicable legal requirements (promptly after the execution and delivery of this Agreement) to hold a shareholders’ meeting as well as class meetings, to the extent necessary, to vote on the proposal to approve this Agreement and the Merger (the “General Meeting”). Subject to the notice requirements of the DGCL and the rules and regulations promulgated thereunder and the respective certificates of incorporation of each company, the General Meeting shall be held as promptly as practicable after the date hereof. Each of NewCo and Celerica shall call, notice, convene, hold, conduct and solicit all proxies in connection with its General Meeting in compliance with all applicable legal requirements.

(ii)

The Board of Directors of each of NewCo and Celerica shall submit this Agreement and the Merger to a vote of such company’s shareholders at such company’s General Meeting.

(b)

Government Filings; Approvals. Each party to this Agreement shall use all reasonable efforts to deliver and file, as promptly as practicable after the date of this Agreement, each notice, report or other document required to be delivered by such party to or filed by such party with any governmental entity with respect to the Merger. Without limiting the generality of the foregoing, Unity Wireless, NewCo and Celerica shall use all reasonable efforts to obtain, as promptly as practicable after the date of this Agreement, the following consents, and any other approvals and consents that may be required in connection with the Merger and any other transaction contemplated by this Agreement: (i) approval of the Office of the Chief Scientist of the Ministry of Industry, Trade & Labor of the Sate of Israel (“OCS”), and (ii) approval of the Investment Center of the Ministry of Industry, Trade & Labor of the Sate of Israel (“Investment Center”). Unity Wireless, NewCo and Celerica shall provide to the Investment Center and the OCS any information reasonably requested by such authorities and shall, without limitation of the foregoing, execute an undertaking in customary form in which each of Unity Wireless and NewCo undertakes to confirm to the Investment Center and the OCS that Unity Wireless and NewCo shall continue after the Effective Time to operate in a manner consistent with applicable law.

(c)

Legal Proceedings. Each of Unity Wireless, NewCo and Celerica shall (i) give the other parties hereto prompt notice of the commencement of any legal proceeding by or before any governmental entity with respect to the Merger, (ii) keep the other parties hereto informed as to the status of any such legal proceeding and (iii) promptly inform the other parties hereto of any communication to the OCS, the Investment Center, the Israeli Income Tax Commission, the Registrar of Companies or any other governmental entity regarding the Merger or any of the other transactions contemplated by this Agreement. The parties to this Agreement will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any legal proceeding relating to the Merger. In addition, except as may be prohibited by any governmental entity or by any legal requirement, each of Unity Wireless, NewCo and Celerica will, subject to standard confidentiality undertakings, permit authorized representatives of the other parties hereto to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any governmental entity in connection with any such legal proceeding.

5.

Registration.

(a)

On or before November 15, 2006, Unity will file a registration statement on Form SB-2 (or on such other form as may be available) with the Securities and Exchange Commission (the “SEC”) for the public sale by the Celerica Security Holders of the shares of the Merger Common Stock issuable on conversion of the Preferred Stock, provided that such sale shall in any event be subject to the lock-up provided in Section 6. The registration statement documents shall include provisions for the mutual indemnification of the Celerica Security Holders and Unity for any misrepresentation or omission in the registration statement by them, respectively.

(b)

The Company shall use its best efforts to cause the registration statement referred to in this Section to become effective as promptly as possible after the date of filing, and to remain effective for two years.

(c)

To the extent not all of the Merger Common Stock is disposed of within the two (2) year period in which the registration statement referred to in Section 5(a) above is in effect and with a view to making available to the Sellers the benefits of Rule 144 promulgated under the US Securities Act of 1933 ("Act") and any other rule or regulation of the SEC that may at any time permit a holder of securities of Unity Wireless to sell such securities to the public without registration or pursuant to a registration form which permits inclusion or incorporation of substantial information by reference to other documents filed by Unity Wireless with the SEC, but without derogating from the lockup and disposal schedule in Section 6 below, Unity Wireless agrees to:

(i)

make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

(ii)

file with the SEC in a timely manner all reports and other documents required of Unity Wireless under the Securities Act and the Securities Exchange Act of 1934 (the  "Exchange Act"); and

(iii)

furnish to any Celerica Security Holder so long as such Celerica Security Holder owns any Merger Consideration forthwith upon reasonable request (i) a written statement by Unity Wireless that it has complied with the reporting requirements of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Unity Wireless and such other reports and documents so filed by Unity Wireless, and (iii) such other information as may be reasonably requested in availing any Celerica Security Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration or pursuant to such form.

(d)

All expenses incident to Unity Wireless's performance of or compliance with the undertakings in this Section 5, including but not limited to, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger expenses, telephone and delivery expenses, fees and disbursements of counsel to Unity Wireless and of independent certified public accountants of Unity Wireless, but not expenses of counsel to the selling Celerica Security Holders, will be borne by Unity Wireless.

6.

Lockup and Disposal Schedule.

(a)

Whether or not the securities constituting the Merger Common Stock have been registered under Section 5, but without limiting Unity's obligation to effect such registration pursuant to Section 5, each Celerica Security Holder, by signing a separate instrument dated as of this date (the “Shareholders’ Instrument”), agrees that he will not at any time sell, transfer or otherwise dispose of ("Transfer") his Preferred Stock or Merger Common Stock except to the extent that the same has theretofore been released from this lock-up. The following table sets forth the percentage of each Celerica Security Holder’s Merger Common Stock that are released on the dates indicated in the table:

Months from Closing Date	Until the end of the 9th month	end of 9th month	end of 12th month	end of 15th month	end of 18th month	end of 21st month	end of 24th month
Percentage released	None	25%	15%	15%	15%	15%	15%

(b)

For the purposes of the table

(i)

The end of a month means the close of business on a day prior to a month anniversary of the Closing. For example, if the Closing occurs on March 5, 2006, the end of the second month is the close of business on May 4, 2006.

(ii)

The 15% amount set forth in the table for the end of any month is increased to 30% for such month (and only for such month), if during the three-month period ending at the end of such month the volume weighted average price of Unity common stock (as appropriately adjusted for stock splits and combinations and similar events) is not less than $0.50 for 20 consecutive days during such period.

(iii)

For example

(1)

the table provides that at the end of the 12th month there shall be released 15% in addition to 25% released previously at the end of the 9th month for a total of 40%.

(2)

if during the period from the end of the 9th month until the end of the 12th month the volume weighted average price of Unity common stock (as appropriately adjusted for stock splits and combinations and similar events) is not less than $0.50 for 20 consecutive days, then at the end of the 12th month an additional 15% (the “bonus”) may be sold.

(3)

on the last day of the 12th month there is an additional 15% release, but no further account shall be taken of the bonus that was achieved in the period between the end of the 9th month and the end of the 12th month, so that as of the end of the 12th month the aggregate amount released will be 55%.

(c)

Reserved.

(d)

Notwithstanding the provisions set forth in Section 6(a) above but still subject to applicable law, the following shall be “Permitted Transfers” which are exempt from the lock-up provisions of Section 6(a). A "Permitted Transfer" shall mean the Transfer of all or any of the Preferred Stock or the Merger Common Stock held by any Celerica Security Holder to (A) an entity controlled by, under common control with, or controlling the transferring Celerica Security Holder (for the purposes of this Section 6(d), a corporate entity shall be deemed to be controlled by or under common control of a Celerica Security Holder, if such Celerica Security Holder controls 50% (fifty percent) or more of the voting power of such entity); or (B) in the case of an LLC, to its members or to the constituent members thereof and back to the LLC; or (C) a trust or living will or trust in which the beneficiary(ies) are themselves Permitted Transferees; or (D) any member of the Celerica Security Holder's immediate family; or (E) in the case of a Celerica Security Holder which is a general or limited partnership, to its partners and to affiliated partnerships managed by the same management company or managing general partner or by an entity which controls, is controlled by, or is under common control with, such management company or managing general partner (each, a “Permitted Transferee”).

In addition to the foregoing, any transfer among entities constituting the Pitango Group, the CRV Group, the Platinum Group or the Star Group, respectively, shall be regarded as a Permitted Transfer as well and each member within each such group shall also be regarded as a Permitted Transferee of any other member within such group. For purposes of this Section 6(e): “CRV Group” shall mean CRV Partnerships XI LP, CRV Friends XI-A LP and CRV Friends XI-B LP; “Pitango Group” shall mean Pitango Principals Fund III (USA) LP, Pitango Venture Capital Fund III Trusts 2000 Ltd., Pitango Venture Capital Fund III (Israeli Investors) LP, Pitango Venture Capital Fund III (USA) Non-Q LP and Pitango Venture Capital Fund III (USA) LP; “Platinum Group” shall mean Platinum Venture Capital Ltd., Danbar Tech 2001 LP, Shrem Fudim Kelner Trust Company Ltd., Leader Tech Ltd., SFKT I LP and Shrem Fudim Kelner Technologies Ltd; and “Star Group” shall mean SVM Star Ventures Managementgesellschaft mbH Nr.3 & Co. Beteiligungs KG Nr.3, SVM Star Ventures Managementgesellschaft mbH Nr.3, SVE Star Ventures Enterprises GmbH & CO No.IX KG, and Star Management of Investments No II (2000) LP.

No Transfer shall be effective pursuant to this Section 6(d) unless the transferee agrees in writing to be bound by the lock-up provisions of this Section 6, including, without limitation, those terms and conditions applicable to the transferor.

(e)

Certificates for the Preferred Stock and the Merger Common Stock shall be legended to reflect the foregoing.

7.

Representations and Warranties by Celerica. Celerica represents and warrants  to Unity Wireless and NewCo as follows, it being understood that all Schedules referred to in this Section shall be set forth on a separate Disclosure Schedule initialed by Celerica on the date hereof, and that all references in this Section 7 with respect to Celerica shall also be deemed made with respect to Celerica Ltd. except where the context clearly indicates otherwise:

(a)

Organization Qualification.

(i)

Celerica, Inc. is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and it has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated.

(ii)

Celerica, Inc. owns the entire record and beneficial interest in Celerica Ltd., free and clear of all liens, claims and encumbrances, and there are no rights of first refusal, preemptive rights or similar rights with respect to any such shares.

(iii)

Celerica Ltd. is a company duly incorporated and validly existing under the laws of Israel, and it has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties.

(b)

Subsidiaries. Celerica, Inc. has no subsidiaries except Celerica Ltd. Celerica has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity other than as set forth on Schedule 7 (b). The business carried on by Celerica, Inc. or Celerica Ltd. has not been conducted through any direct or indirect subsidiary or affiliate of any shareholder or other affiliate of any shareholder.

(c)

Transactions with Certain Persons.

(i)

Except as set forth on Schedule 7(c)(i) and other than transactions between Celerica, Inc. and Celerica Ltd., during the past three years Celerica has not, directly or indirectly, purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for, or reimbursement of expenses in connection with, services rendered as a director, officer or employee of Celerica), in the ordinary course of business or otherwise, any shareholder of Celerica, Inc. owning more than 5% of the outstanding share capital of Celerica, Inc. (a "Celerica Substantial Shareholder") or to any person, firm or corporation which controls, is controlled by or is under common control with any Celerica Substantial Shareholder.

(ii)

Except as set forth on Schedule 7(c)(ii), Celerica does not owe any amount to, or have any contract with or commitment to, any of its shareholders, directors, officers, employees or consultants (other than compensation for current services not yet due and payable, reimbursement of expenses arising in the ordinary course of business and with respect to options under Celerica's incentive stock option plan), and none of such persons owes any amount to Celerica.

(iii)

No part of the property or assets of any shareholders of Celerica, Inc. is used by Celerica.

(d)

Authorization and Approval of Agreement. All proceedings or corporate action required to be taken by Celerica relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been taken at or prior to the Closing.

(e)

Execution, Delivery and Performance of Agreement; Authority. Subject to the obtainment of the consents required to be received by Celerica by Closing, neither the execution, delivery nor performance of this Agreement by Celerica will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Celerica’s Memorandum or Articles of Association or certificate of incorporation or bylaws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which Celerica is a party or by which it may be bound or affected. Celerica has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement constitutes a valid and binding obligation of Celerica.

(f)

Capitalization. The presently authorized, issued and outstanding shares of each of Celerica, Inc. and Celerica Ltd and the names of the record owners thereof as of immediately prior to the Closing Date are as set forth on Schedule 7(f). The shares set forth in Schedule 7(f) constitute all of the shares of capital stock of Celerica that are outstanding as of the date of this Agreement and as of the Closing Date, and all such shares as of the Closing Date will be legally issued, fully paid and non-assessable.

(g)

Except as detailed in Schedule 7(g), there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Celerica or any shareholder of Celerica is or may become obligated to issue, assign or transfer any shares of Celerica, and there are no rights of first refusal, preemptive rights or similar rights with respect to any such shares.

(h)

[Reserved ]

(i)

Financial Statements.

(i)

The term “Unaudited Financial Statements” means the unaudited consolidated financial statements of Celerica as of September 30, 2005 and for the nine months then ending that have been delivered by Celerica to Unity Wireless.

(ii)

The term “Audited Financial Statements” means the audited consolidated financial statements of Celerica for the year ended December 31, 2005 that have been delivered by Celerica to Unity Wireless. The “Balance Sheet” means the balance sheet of Celerica included in the Audited Financial Statements, and the “Balance Sheet Date” is December 31, 2005.

(iii)

The Audited Financial Statements are complete, have been prepared from the books and records of Celerica in accordance with U.S. generally accepted accounting principles consistently applied and maintained throughout the period indicated and fairly present the financial condition of Celerica as at the date thereof and the results of its operations for the period covered thereby.

(iv)

The statements of earnings included in the Unaudited Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

(v)

Reserved.

(vi)

The statements of earnings included in the Audited Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

(j)

Absence of Undisclosed Liabilities. Except as and to the extent to be reflected or reserved against on the face of the Balance Sheet and except as set forth on Schedule 7(j), as of the Balance Sheet Date Celerica had no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by Celerica's income, or its property or authorized or outstanding capital stock on the Balance Sheet Date or any other debts, liabilities or obligations relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on the Balance Sheet Date, whether or not then known, due or payable. None of Celerica's employees is now or, will by the passage of time hereafter become, entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to the Balance Sheet Date except as disclosed on the face of the Balance Sheet or in Schedule 7(j).

(k)

Taxes. Except as detailed in Schedule 7(k), all taxes, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, imposed by the State of Israel or by any foreign country or by any municipality, subdivision or instrumentality of the State of Israel or of any other country, or by any other taxing authority, which are due and payable by Celerica, and all interest and penalties thereon, whether disputed or not, have been paid in full, all tax returns required to be filed by Celerica have been accurately prepared and duly and timely filed and all deposits required by applicable law to be made by Celerica with respect to employees' withholding taxes have been duly made. Except as detailed in Schedule 7(k), Celerica has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. Celerica’s corporate income tax returns have not been audited by Income Tax Authority, or any state or municipality for its prior six fiscal years through the year ended (and to Celerica’s knowledge, there is no audit which is pending), there is not now in force any extension of time with respect to the date on which any tax return was or is due to be filed by Celerica, or any waiver or agreement by it for the extension of time for the assessment of any tax. Schedule 7(k) sets forth all tax losses that are potentially available to Celerica for credit against future taxes.

(l)

Absence of Changes or Events. Except as set forth on Schedule 7(l) and except in connection with the transaction contemplated by this Agreement, since the Balance Sheet Date:

(i)

the business of Celerica has been conducted in the ordinary course and consistent with past practice;

(ii)

all cash and other expenditures by Celerica have been used solely for Celerica’s operating activities, and Celerica has made no direct or indirect distributions to its shareholders, nor has Celerica repaid any of its indebtedness to any person or entity, except payments made in the ordinary course of business;

(iii)

there has not been:

(1)

any material adverse change in the relationships of Celerica with its licensees, customers, suppliers, payors, reimbursers, and/or persons or organizations that refer business to it;

(2)

any material damage, destruction or casualty loss (whether or not covered by insurance) suffered by Celerica;

(3)

any transaction material to the business or the assets of Celerica, except in the ordinary course of business;

(4)

any employment agreement or deferred compensation agreement entered into between Celerica and any of their respective employees;

(5)

any issuances or grants of shares, subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Celerica is or may become obligated to issue, assign or transfer any shares of the capital stock of Celerica;

(6)

any increase, not in the ordinary course of business, in the compensation payable or to become payable by Celerica or the adoption of any new (or amendment to or alteration of any existing) bonus, incentive, compensation, pension, stock, matching gift, profit sharing, retirement, death benefit or other fringe benefit plan;

(7)

any increase in the aggregate indebtedness for borrowed money or any increase in purchase commitments or other liabilities or obligations (whether absolute, accrued, contingent or otherwise) incurred by Celerica, except for liabilities, commitments and obligations incurred in the ordinary course of business consistent with past practice;

(8)

any lien created on any of the assets of Celerica, other than liens for taxes not yet due and payable;

(9)

any material labor dispute involving the employees of Celerica;

(10)

any sale, assignment, transfer or other disposition or license of any material tangible or intangible assets of Celerica, in excess of $25,000 per transaction, other than the sale of inventory in the ordinary course of business consistent with past practice;

(11)

any amendment, termination or waiver by Celerica of any right of substantial value belonging to it;

(12)

any amendment of the Certificate of Incorporation or bylaws of Celerica;

(13)

inventory purchases or sales, in excess of $10,000, out of the ordinary course of business;

(14)

any one or more capital expenditures or commitments by Celerica not fully paid for in excess of $25,000 in the aggregate; or

(15)

any change, event or condition which, in any case or in the aggregate, has had or may have a materially adverse affect on Celerica's condition (financial or otherwise), properties, assets, liabilities, operations or prospects, taken as a whole;

(16)

any transaction, contract or commitment other than in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, taxes or other expenses in connection with, or incurred by severance pay obligations by reason of, this Agreement or the transactions contemplated hereby; or

(17)

any agreement or any commitment to take any of the foregoing actions.

(m)

Litigation. Except as set forth in Schedule 7(m), there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment, in excess of $10,000 per case, in progress, pending or in effect, or to the knowledge of Celerica  threatened, against or relating to Celerica, its officers, directors or employees, its properties, assets or business or the transactions contemplated by this Agreement, and Celerica does not know of any basis for the same.

(n)

Compliance with Laws and Other Instruments. Except as set forth in Schedule 7(n), Celerica has complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now applicable to its business, properties or operations as presently conducted, except where the non-compliance with any laws, rules, regulations, ordinances, orders, judgments and decrees is not expected to have an adverse material effect on Celerica and/or its business condition. Neither the ownership nor use of Celerica's properties nor the conduct of its business as currently conducted conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its Certificate of Incorporation or bylaws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance or regulation, or any order, judgment or decree to which Celerica is a party or by which it is bound and Celerica is not aware of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to its business, operations or properties and which might adversely affect its properties, assets, liabilities, operations or prospects, either before or after the Closing.

(o)

Title to Properties.

(i)

Except as set forth in Schedule 7(o)(i), Celerica has good title to all the properties and assets reflected in the Balance Sheet (except for inventory sold after the Balance Sheet Date in the ordinary course of business).

(ii)

Except as detailed in Schedule 7(o)(ii), none of such properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, whether accrued, absolute, contingent or otherwise, except as expressly set forth in the Balance Sheet as securing specific liabilities or as otherwise expressly permitted by the terms hereof or those imperfections of title and encumbrances, if any, which

(1)

are not substantial in character, amount or extent and do not materially detract from the value of the properties subject thereto,

(2)

do not interfere with either the present and continued use of such property or the conduct of Celerica's normal operations and

(3)

have arisen only in the ordinary course of business.

(iii)

All of the properties and assets owned, leased or used by Celerica are in operating condition, are suitable for the purposes used, are adequate for the current operations of Celerica.

(p)

Schedule 7(p) includes an accurate and complete list of:

(i)

All real property owned by Celerica or in which Celerica has a leasehold or other interest or which is used by Celerica in connection with the operation of its business,

(ii)

Any lease or other agreement that is terminable on a change of control of Celerica or on the sale of its assets;

(iii)

As of a date no earlier than the Balance Sheet Date, all of Celerica's receivables (which shall include accounts receivable, loans receivable and any advances), together with detailed information as to each such listed receivable which has been outstanding for more than 90 days, to the extent such receivables are not included as bad debts or otherwise reflected in the Audited Financial Statements.

(iv)

All machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property (other than inventory and supplies), owned, leased or used by Celerica except for items having a value of less than $10,000 which do not, in the aggregate, have a total value of more than $100,000.

(v)

All fire, theft, casualty, liability and other insurance policies insuring Celerica.

(vi)

All sales agency or route distributorship agreements or franchises or agreements providing for the services of an independent contractor to which Celerica is a party or by which it is bound.

(vii)

All contracts, agreements, commitments or licenses relating to patents, trademarks, trade names, copyrights, inventions, processes, know-how, formulae or trade secrets to which Celerica is a party or by which it is bound.

(viii)

All loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, leases or lease purchase agreements to which Celerica is a party or by which it is bound.

(ix)

All contracts, agreements and commitments, whether or not fully performed, in respect of the issuance, sale or transfer of the capital stock, bonds or other securities of Celerica to which Celerica is a party or pursuant to which Celerica has acquired any substantial portion of its business or assets.

(x)

All contracts, agreements, commitments or other understandings or arrangements to which Celerica is a party or by which it or any of its property is bound but excluding purchase and sales orders and commitments made in the ordinary course of business.

(xi)

employment and consulting agreements, employee stock options plans to which Celerica is a party or is bound which relate to the operation of Celerica's business.

(xii)

The names and current monthly salary rates of all persons who are employed or retained by Celerica as of the date of this Agreement, showing separately for each such person the amounts paid or payable as salary, bonus payments and any indirect compensation in 2005 and 2006 to date.

(xiii)

The names of all of Celerica's directors and officers; the name of each bank in which Celerica has an account or safe deposit box, and the names of all persons, if any, holding tax or other powers of attorney from Celerica.

(xiv)

All of the contracts, agreements, leases, licenses and commitments required to be listed on any Schedule to this Agreement (other than those which have been fully performed) are valid and binding, enforceable in accordance with their respective terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights, and (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and in full force and effect. Except as disclosed in the relevant Schedule, there is not under any such contract, agreement, lease, license or commitment any existing default by Celerica or any other party thereto, or event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate or loss of rights.

(q)

Intangible Property.

(i)

Schedule 7(q) sets forth a complete list and concise description of the following:

(1)

all trademarks, service marks, trade names, patents, copyrights, royalty rights, logos, applications therefor and registrations thereof and inventions (collectively, "Proprietary Rights") that are owned by Celerica and are applicable to the business of Celerica (the “Celerica Proprietary Rights"), and the jurisdictions in which the Celerica Proprietary Rights have been registered, filed or issued, if any, and all licenses to use any Proprietary Rights of others that are applicable to the current business of Celerica;

(2)

contracts, agreements or understandings pursuant to which Celerica has authorized any person to use any of the Celerica Proprietary Rights; and

For the purpose of this Section 7(q), the term "Celerica Trade Secrets" shall mean the research and development results, records of experiments, scientific, technical, engineering and marketing data and literature and other know-how, formulae and techniques, recorded or available in any form whatsoever that were developed by Celerica, are owned by Celerica and are applicable to the business of Celerica.

(ii)

The Celerica Proprietary Rights have been properly registered, filed or issued in the offices and jurisdictions set forth in Schedule 7(q), and all applicable fees due and payable in connection with such registrations have been paid. Except as otherwise indicated in Schedule 7(q), Celerica is the sole and exclusive owner of the Celerica Proprietary Rights and the Celerica Trade Secrets.

(iii)

Except as set forth in Schedule 7(q), Celerica has not received any notice of or demand by any person pertaining to the Celerica Proprietary Rights or the Celerica Trade Secrets or the rights of Celerica thereunder, and no proceedings have been instituted or are pending or, to the knowledge of Celerica, are threatened which challenge the rights of Celerica in respect thereof or which seek to restrict the scope of the use thereof by Celerica.  None of the Celerica Proprietary Rights, to Celerica's knowledge infringes on or is being infringed upon by others, and none is subject to any outstanding order, decree, judgment, stipulation, injunction or restriction to which Celerica is subject or agreement to which Celerica is a party that restricts the scope of the use thereof by Celerica.

(iv)

Except as disclosed in Schedule 7(q), Celerica is not aware that it is infringing or violating, and during the past five years, to Celerica’s knowledge, it has not infringed or violated, any Proprietary Rights of others, nor used any confidential information or trade secrets or patentable or unpatentable inventions of any former employer of any employee of Celerica.

(v)

Except as is disclosed in Schedule 7(q), Celerica has no knowledge of any patented device or application therefor which could materially and adversely affect the operation of the businesses of Celerica, as now conducted.

(vi)

The Celerica Trade Secrets have not been, and will not be, disclosed by Celerica to any person other than under standard non disclosure agreements.

(r)

No Guaranties. Except as indicated on Schedule 7(r), none of the obligations or liabilities of Celerica is guaranteed by any other person, firm or corporation, nor has Celerica guaranteed the obligations or liabilities of any other person, firm or corporation.

(s)

Inventory. Except as indicated on Schedule 7(s), all items of Celerica's inventory and related supplies (including raw materials, work-in-process and finished goods) reflected on the Balance Sheet or thereafter acquired (and not subsequently disposed of in the ordinary course of business) are merchantable, or suitable and usable for the production or completion of merchantable products, for sale in the ordinary course of business as first quality goods at normal mark-ups and mark-downs that are consistent with Celerica’s practice in 2005, and none of the inventory so reflected is below standard quality.

(t)

Receivables. Except as indicated on Schedule 7(t), all receivables of Celerica (including accounts receivable, loans receivable and advances) which are reflected in the Balance Sheet, and all such receivables which will have arisen since the date thereof, shall have arisen only from bona fide transactions in the ordinary course of Celerica's business.

(u)

Labor Matters. Except as set forth in Schedule 7(u), Celerica is not a party to any collective bargaining agreement and there are no material or formal complaints, charges, cases or controversies or any conciliation agreement, consent or decree pending or to Celerica's knowledge threatened against Celerica or any of its employees acting individually or in concert and/or any administrative agency of the government of the State of Israel and no organization is presently attempting to gain, petitioning for or asserting representational status with respect to any group or groups of employees of Celerica, and Celerica is in material compliance with laws respecting employment practices, terms and conditions of employment, wages and hours, and is not presently engaged in any unfair labor practice. There is no labor strike or other labor dispute and there is no complaint, proceeding or other action pending or to Celerica's knowledge threatened against Celerica.

(v)

Records. The books of account, minute books, stock certificate books and stock transfer ledgers of Celerica are complete and correct in all material respects, and there have been no transactions involving the business of Celerica which properly should have been set forth therein and which have not been accurately so set forth.

(w)

Absence of Certain Business Practices. Neither Celerica nor any officer, employee or agent of Celerica, nor any other person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Celerica (or assist Celerica in connection with any actual or proposed transaction) which might subject Celerica to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

(x)

Celerica has had an opportunity to discuss the business, management and financial affairs of Unity Wireless and has had access to the management of Unity Wireless and has had the opportunity to review all information requested by Celerica. Celerica has had the opportunity to review the SEC Documents (as such term is defined below) and the risk factors set forth therein.

Except as expressly set forth in this Section 7, Celerica makes no representation or warranty, express or implied, at law or in equity in respect of Celerica, or any of its assets, liabilities or operations, including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.  Unity hereby acknowledges and agrees that, except to the extent specifically set forth in this Agreement , Unity is acquiring Celerica on an “as is, where is” basis.  The disclosure of any matter or item in any schedule hereto shall not be deemed to constitute an acknowledgement that any such matter is required to be disclosed. Unity acknowledges and agrees that neither Celerica nor the Celerica Security Holders have made any representation or warranty, expressed or implied, as to Celerica or as to the accuracy or completeness of any information regarding Celerica furnished or made available to Unity and its representatives, except as expressly set forth in this Agreement or in the Shareholders Instrument, and neither Celerica nor the Celerica Security Holders shall have or be subject to any liability to Unity resulting from the distribution to Unity, or Unity’s use of or reliance on, any such information or any information, documents or material made available to Unity in any management presentations or in any other form in expectation of, or in connection with, the transactions contemplated hereby.

8.

Representations and Warranties by Unity Wireless and NewCo. Unity Wireless and NewCo represent and warrant to Celerica and the Celerica Security Holders as follows, it being understood that all Schedules referred to in this Section shall be set forth on a separate Disclosure Schedule:

(a)

Organization, Standing and Qualification. Unity Wireless is a corporation duly organized, validly existing and in good standing under the laws of Delaware; it has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated; and it is duly qualified, licensed or domesticated and in good standing as a foreign corporation authorized to do business in the states disclosed in its SEC Documents or as disclosed and listed on Schedule 8(a), which, except as disclosed in its SEC Documents or as disclosed and set forth on Schedule 8(a), are the only states where the nature of the activities conducted by it or the character of the properties owned, leased or operated by it require such qualification, licensing or domestication.

NewCo is a newly incorporated Delaware corporation. Except in connection with this Agreement, NewCo has not conducted and will not conduct prior to the Effective Time any operations, enter into any agreements and has no and will not have prior to the Effective Time or the earlier termination of this Agreement any obligations or liabilities, either accrued, absolute, contingent or otherwise.

(b)

Subsidiaries. Except for NewCo and except as disclosed in Unity Wireless’s SEC Documents and except as disclosed and listed on Schedule 8(b), Unity Wireless has no subsidiaries (“Unity Subsidiaries”). Except as disclosed in its SEC Documents, and except as disclosed in and set forth in Schedule 8(b), Unity Wireless has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity. Except as disclosed in its SEC Documents, and except as disclosed in and set forth in Schedule 8(b), the business carried on by Unity Wireless has not been conducted through any other direct or indirect subsidiary or affiliate of any shareholder.

(c)

Transactions with Certain Persons.

(i)

Except as disclosed in Unity Wireless’s SEC Documents, and except as set forth on Schedule 8(c)(i), during the last three years, Unity Wireless has not, directly or indirectly, purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for, or reimbursement of expenses in connection with, services rendered as a director, officer or employee of Unity Wireless), in the ordinary course of business or otherwise, any shareholder of Unity Wireless owning more than 5% of the outstanding share capital of Unity Wireless (“Substantial Shareholder”) or to any person, firm or corporation which controls, is controlled by or is under common control with any Substantial Shareholder of Unity Wireless.

(ii)

Except as disclosed in Unity Wireless’s SEC Documents, and except as set forth on Schedule 8(c)(ii), Unity Wireless does not owe any amount to, or have any contract with or commitment to, any of its shareholders, directors, officers, employees or consultants (other than compensation for current services not yet due and payable, reimbursement of expenses arising in the ordinary course of business and with respect to options under Unity's incentive stock option plan), and none of such persons owes any amount to Unity Wireless.

(iii)

Except as disclosed in Unity Wireless’s SEC Documents, and except as set forth on Schedule 8(c)(iii), no part of the property or assets of any shareholder of Unity Wireless is used by Unity Wireless.

(d)

Authorization and Approval of Agreement. All proceedings or corporate action required to be taken by Unity Wireless and by NewCo relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been taken at or prior to the Closing.

(e)

Execution, Delivery and Performance of Agreement; Authority. Subject to the obtainment of the consents required to be received by Unity Wireless and NewCo by Closing, neither the execution, delivery nor performance of this Agreement by Unity Wireless or by NewCo will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Unity Wireless’s or NewCo's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which Unity Wireless and/or NewCo is a party or by which either of them is bound or affected. Both Unity Wireless and NewCo have the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and  this Agreement constitutes a valid and binding obligation of Unity Wireless and NewCo.

(f)

Capital Structure. The presently authorized, issued and outstanding capital stock of Unity Wireless as of the date hereof is as detailed in Schedule 8(f) attached hereto. The shares set forth in Schedule 8(f) constitute all of the shares of capital stock of Unity Wireless that are outstanding as of the date of this Agreement. At the Closing, Unity Wireless shall deliver to Celerica a document detailing any increase or decrease in the number of shares of Unity's capital stock authorized, issued and outstanding and any material changes in the ownership of such shares between the date hereof and the Closing Date. Such document shall be appended to Schedule 8(f) and shall constitute a part thereof. As of the date hereof and as of immediately prior to the Effective Time, all of the outstanding shares of capital stock of NewCo are and shall be owned by Unity Wireless, and all such shares as of the Closing Date will be legally issued, fully paid and non-assessable.

(g)

Except as set forth in Schedule 8(g), there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Unity Wireless is or may become obligated to issue, assign or transfer any shares of the capital stock of Unity Wireless or of NewCo, and there are no rights of first refusal, preemptive rights or similar rights with respect to any such shares. There are no outstanding subscriptions, options, warrants, calls, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which NewCo or Unity Wireless is or may become obligated to issue, assign or transfer any shares of the capital stock of NewCo, and there are no rights of first refusal, preemptive rights or similar rights with respect to any such shares.

(h)

Issuance of Shares. The issuance and delivery of the Merger Consideration in accordance with this Agreement shall be, at or prior to the Closing Date, duly authorized by all necessary corporate action on the part of Unity Wireless, and, when issued on the Closing Date as contemplated hereby, such shares of equity securities will be duly and validly issued, fully paid and nonassessable and issued in compliance with all applicable laws including United States federal and state securities laws. Such equity securities, when so issued and delivered in accordance with the provisions of this Agreement, shall be free and clear of all liens and encumbrances and adverse claims, other than restrictions on transfer created by applicable securities laws and will not have been issued in violation of their respective properties or any preemptive rights or rights of first refusal or similar rights.

(i)

SEC Documents; Financial Statements. Unity Wireless has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof since January 1, 2004 (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the "SEC Documents").  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the consolidated financial statements of Unity Wireless included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

(j)

Absence of Undisclosed Liabilities. Except as disclosed in Unity Wireless’s SEC Documents, and except as and to the extent to be reflected or reserved against on the face of the balance sheet and except as set forth on Schedule 8(j), as of the Balance Sheet Date Unity Wireless had no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by Unity Wireless's income, or its property or authorized or outstanding capital stock on the Balance Sheet Date or any other debts, liabilities or obligations relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on the Balance Sheet Date, whether or not then due or payable.

(k)

Taxes. Except as detailed in the SEC Documents and in Schedule 8(k), all taxes, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due and payable by Unity Wireless, and all interest and penalties thereon, whether disputed or not, have been paid in full, all tax returns required to be filed by Unity Wireless have been accurately prepared and duly and timely filed and all deposits required by applicable law to be made by Unity Wireless with respect to employees' withholding taxes have been duly made. Except as detailed in the SEC Documents and in Schedule 8(k), Unity Wireless has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. Unity Wireless’ corporate income tax returns have not been audited by the Internal Revenue Service, or any state or municipality for its prior six fiscal years through the year ended (and to Unity Wireless’ knowledge, there is no audit which is pending), there is not now in force any extension of time with respect to the date on which any tax return was or is due to be filed by Unity Wireless, or any waiver or agreement by it for the extension of time for the assessment of any tax.

(l)

Absence of Changes or Events. Except as disclosed in Unity Wireless’s SEC Documents, and except as set forth on Schedule 8(l) and except in connection with the transaction contemplated by this Agreement, since December 31, 2005:

(i)

the business of Unity Wireless has been conducted in the ordinary course and consistent with past practice;

~~(ii)~~

 there has not been:

(1)

any material adverse change in the relationships of Unity Wireless with its licensees, customers, suppliers, payors, reimbursers, and/or persons or organizations that refer business to it;

(2)

any material damage, destruction or casualty loss (whether or not covered by insurance) suffered by Unity Wireless;

(3)

any transaction material to the business or the assets of Unity Wireless, except in the ordinary course of business;

(4)

any employment agreement or deferred compensation agreement entered into between Unity Wireless and any of their respective employees;

(5)

any issuances or grants of capital stock, subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Unity Wireless is or may become obligated to issue, assign or transfer any shares of the capital stock of Unity Wireless or of NewCo;

(6)

any increase, not in the ordinary course of business, in the compensation payable or to become payable by Unity Wireless or the adoption of any new (or amendment to or alteration of any existing) bonus, incentive, compensation, pension, stock, matching gift, profit sharing, retirement, death benefit or other fringe benefit plan;

(7)

any increase in the aggregate indebtedness for borrowed money or any increase in purchase commitments or other liabilities or obligations (whether absolute, accrued, contingent or otherwise) incurred by Unity Wireless, except for liabilities, commitments and obligations incurred in the ordinary course of business consistent with past practice;

(8)

any lien created on any of the assets of Unity Wireless, other than liens for taxes not yet due and payable;

(9)

any material labor dispute involving the employees of Unity Wireless;

(10)

any sale, assignment, transfer or other disposition or license of any material tangible or intangible assets of Unity Wireless, in excess of $25,000 per transaction, other than the sale of inventory in the ordinary course of business consistent with past practice;

(11)

any amendment, termination or waiver by Unity Wireless of any right of substantial value belonging to it;

(12)

any amendment of the certificate of incorporation or by-laws of Unity Wireless;

(13)

inventory purchases or sales, in excess of $10,000,  out of the ordinary course of business;

(14)

any one or more capital expenditures or commitments by Unity Wireless not fully paid for in excess of $25,000 in the aggregate; or

(15)

any change, event or condition which, in any case or in the aggregate, has had or may have a materially adverse affect on Unity Wireless’s condition (financial or otherwise), properties, assets, liabilities, operations or prospects, taken as a whole;

(16)

any transaction, contract or commitment other than in the ordinary course of business, or paid or agreed to pay any legal, accounting, brokerage or finder's fee, taxes or other expenses in connection with, or incurred with this Agreement or the transactions contemplated hereby; or

(17)

any agreement or any commitment to take any of the foregoing actions.

(m)

Litigation. Except as disclosed in Unity Wireless’s SEC Documents, and except as set forth in Schedule 8(m), there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment, in excess of $10,000 per case, in progress, pending or in effect, or to the knowledge of Unity Wireless and NewCo, as applicable, threatened, against or relating to Unity Wireless or NewCo, its officers, directors or employees, its properties, assets or business or the transactions contemplated by this Agreement, and Unity Wireless and NewCo, respectively, do not know of any basis for the same.

(n)

Compliance with Laws and Other Instruments. Except as disclosed in Unity Wireless’s SEC Documents, and except as set forth in Schedule 8(n), Unity Wireless and NewCo have complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now applicable to its business, properties or operations as presently conducted, except where the non-compliance with any laws, rules, regulations, ordinances, orders, judgments and decrees is not expected to have an adverse material effect on Unity Wireless and/or its business condition. Neither the ownership nor use of Unity Wireless's properties nor the conduct of its business as currently conducted conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, conflicts with or will result in a default, right to accelerate or loss of rights under, any terms or provisions of its certificate of incorporation or by-laws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance or regulation, or any order, judgment or decree to which Unity Wireless is a party or by which it is bound; and Unity Wireless is not aware of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to its business, operations or properties and which might adversely affect its properties, assets, liabilities, operations or prospects, either before or after the Closing.

(o)

Title to Properties. Except as disclosed in Unity Wireless’s SEC Documents:

(i)

Unity Wireless has good title to all the properties and assets reflected in this Agreement and in the financial statements set forth in Unity Wireless’s Form 10-KSB filed with the SEC for 2005 (“Form 10-KSB Financial Statements”) (except for inventory sold after the Balance Sheet Date in the ordinary course of business).

(ii)

None of such properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, whether accrued, absolute, contingent or otherwise, except as expressly set forth in the Form 10KSB Financial Statements as securing specific liabilities or as otherwise expressly permitted by the terms hereof or those imperfections of title and encumbrances, if any, which

(1)

are not substantial in character, amount or extent and do not materially detract from the value of the properties subject thereto,

(2)

do not interfere with either the present and continued use of such property or the conduct of Unity Wireless’s normal operations or

(3)

have arisen only in the ordinary course of business.

(iii)

All of the properties and assets owned, leased or used by Unity Wireless are in operating condition, are suitable for the purposes used, are adequate for the current operations of Unity Wireless.

(p)

Intangible Property.

(i)

The SEC Documents set forth a complete list and concise description of the following:

(1)

all Proprietary Rights owned by Unity Wireless or any of  the Unity Subsidiaries and applicable to the businesses of Unity Wireless and the Unity Subsidiaries as currently conducted (collectively, the "Unity Proprietary Rights"), and the jurisdictions in which the Unity Proprietary Rights have been registered, filed or issued, if any, and all licenses to use any Proprietary Rights of others in or applicable to the current business of Unity Wireless and the Unity Subsidiaries to which Unity and/or the Unity Subsidiaries are party.;

(2)

contracts, agreements or understandings pursuant to which Unity Wireless or any of the Unity Subsidiaries has authorized any person to use any of the Unity Proprietary Rights; and

(3)

the research and development results, records of experiments, scientific, technical, engineering and marketing data and literature and other know-how, formulae and techniques, recorded or available in any form whatsoever which were developed by Unity and/or the Unity Subsidiaries, are proprietary to Unity and/or the Unity Subsidiaries and are used in connection with the operation of the businesses of Unity Wireless and the Unity Subsidiaries (collectively, the "Unity Trade Secrets").

(ii)

The Unity Proprietary Rights have been properly registered, filed or issued in the offices and jurisdictions as set forth in the SEC Documents, and all applicable fees due and payable in connection with such registrations have been paid. Except as otherwise indicated in Schedule 8(p), Unity Wireless and the Unity Subsidiaries are the sole and exclusive owners of the Unity Proprietary Rights and the Unity Trade Secrets.

(iii)

Except as set forth in Schedule 8(p), neither Unity nor any of the Unity Subsidiaries has received notice of any claim or demand of any person pertaining to the Unity Proprietary Rights or the Unity Trade Secrets or the rights of Unity Wireless and/or any of the Unity Subsidiaries thereunder, and no proceedings have been instituted or are pending or, to the knowledge of Unity Wireless, are threatened which challenge the rights of Unity Wireless in respect thereof or which seek to restrict the scope of the use thereof by Unity Wireless. To Unity's knowledge, none of the issued Unity Proprietary Rights infringes on or is being infringed upon by others, and none is subject to any outstanding order, decree, judgment, stipulation, injunction or restriction to which Unity is subject or agreement to which Unity and/or any of the Unity Subsidiaries is a party restricting the scope of the use thereof by Unity Wireless.

(iv)

Except as disclosed in Schedule 8(p), Unity Wireless is not aware that it is infringing or violating, and during the past five years, to Unity Wireless’s knowledge, it has not infringed or violated, any Proprietary Rights of others, nor used any confidential information or trade secrets or patentable or unpatentable inventions of any former employer of any employee of Unity Wireless.

(v)

Except as is disclosed in Schedule 8(p), neither Unity Wireless nor any of the Unity Subsidiaries has knowledge of any patented device or application therefor which could materially and adversely affect the operation of the businesses of Unity Wireless and/or the Unity Subsidiaries , as now conducted.

(vi)

The Unity Trade Secrets have not been, and will not be, disclosed by Unity Wireless or any of the Unity Subsidiaries to any person other than under standard non disclosure agreements.

(q)

No Guaranties. Except as disclosed in Unity Wireless’s SEC Documents, and except as indicated on Schedule 8(q), none of the obligations or liabilities of Unity Wireless is guaranteed by any other person, firm or corporation, nor has Unity Wireless guaranteed the obligations or liabilities of any other person, firm or corporation.

(r)

Inventory. Except as disclosed in Unity Wireless’s SEC Documents, and except as indicated on Schedule 8(r), all items of Unity Wireless’s inventory and related supplies (including raw materials, work in process and finished goods) reflected on the Form 10-KSB Financial Statements or thereafter acquired (and not subsequently disposed of in the ordinary course of business) are merchantable, or suitable and usable for the production or completion of merchantable products, for sale in the ordinary course of business as first quality goods at normal mark-ups and mark-downs that are consistent with Unity Wireless’s practice in 2005, and none of the inventory so reflected is below standard quality.

(s)

Receivables. Except as disclosed in Unity Wireless’s SEC Documents, and except as indicated on Schedule 8(s), all receivables of Unity Wireless (including accounts receivable, loans receivable and advances) which are reflected in the Form 10-KSB Financial Statements, and all such receivables which will have arisen since the date thereof, shall have arisen only from bona fide transactions in the ordinary course of Unity Wireless’s business.

(t)

Labor Matters. Except as disclosed in Unity Wireless’s SEC Documents, and except as set forth in Schedule 8(t), Unity Wireless is not a party to any collective bargaining agreement and there are no material or formal complaints, charges, cases or controversies or any conciliation agreement, consent or decree pending or to Unity's knowledge threatened against Unity Wireless or any of its employees acting individually or in concert and no organization is presently attempting to gain, petitioning for or asserting representational status with respect to any group or groups of employees of Unity Wireless, and Unity Wireless is in material compliance with Federal and state laws respecting employment practices, terms and conditions of employment, wages and hours, and is not presently engaged in any unfair labor practice, There is no labor strike or other labor dispute and there is no complaint, proceeding or other action pending or to Unity's knowledge threatened against Unity Wireless.

(u)

Records. The books of account, minute books, stock certificate books and stock transfer ledgers of Unity Wireless are complete and correct in all material respects, and there have been no transactions involving the business of Unity Wireless which properly should have been set forth therein and which have not been so set forth.

(v)

Absence of Certain Business Practices. Neither Unity Wireless nor any officer, employee or agent of Unity Wireless, nor any other person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Unity Wireless (or assist Unity Wireless in connection with any actual or proposed transaction) which might subject Unity Wireless to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

(w)

Unity Wireless has had an opportunity to discuss the business, management and financial affairs of Celerica and has had access to, the management of Celerica and has had the opportunity to review all information requested by Unity Wireless.

Except as expressly set forth in this Section 8, Unity Wireless and NewCo make no representation or warranty, express or implied, at law or in equity in respect of Unity Wireless or NewCo, or any of its assets, liabilities or operations, including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.  The disclosure of any matter or item in any schedule hereto shall not be deemed to constitute an acknowledgement that any such matter is required to be disclosed. Celerica acknowledges and agrees that neither Unity Wireless nor  NewCo have made any representation or warranty, expressed or implied, as to Unity Wireless or NewCo or as to the accuracy or completeness of any information regarding Unity Wireless and NewCo furnished or made available to Celerica and its representatives, except as expressly set forth in this Agreement, and neither Unity Wireless nor NewCo shall have or be subject to any liability to Celica resulting from the distribution to Celerica, or Celerica’s use of or reliance on, any such information or any information, documents or material made available to Celerica in any management presentations or in any other form in expectation of, or in connection with, the transactions contemplated hereby.

9.

Conduct of Business Prior to Closing.

(a)

Prior to the Closing, Celerica shall conduct its business and affairs only in the ordinary course in full consultation with Unity Wireless on all material matters and shall maintain, keep and preserve its assets and properties in good condition and repair and maintain insurance thereon in accordance with present practices, and Celerica will use reasonable commercial efforts to preserve the business and organization of Celerica intact, to keep available the services of Celerica’s present officers and employees, to preserve  the goodwill of Celerica’s suppliers and customers and others having business relations with it. Without limiting the generality of the foregoing, prior to the Closing, Celerica will not without Unity Wireless's prior written approval:

(i)

change its certificate of incorporation or merge or consolidate or obligate itself to do so with or into any other entity;

(ii)

enter into any material contract, agreement, commitment or other understanding or arrangement except in the ordinary course of business or those of the type which would not have to be listed and described under Section 7;

(iii)

perform, take any action or incur or permit to exist any of the acts, transactions, events or occurrences of the type described in Section 7 outside of the ordinary course of business;

(iv)

repay any indebtedness to any person or entity, except for repayments due to any bank and payments to be made in the ordinary course of business;

(v)

make any distributions to Celerica’s shareholders;

(vi)

issue any shares of Celerica or any options or warrants; or

(vii)

expend any cash other than for Celerica’s normal operating activities and in connection with the transactions contemplated hereunder.

(b)

Subject to standard confidentiality undertakings, Celerica shall give to Unity Wireless, NewCo and their attorneys, accountants and other representatives, upon reasonable notice to Celerica, full access (so long as it does not interfere with Celerica's operations), during Celerica’s regular business hours, to Celerica’s personnel and all properties, documents, contracts, books and records of Celerica and will furnish Unity Wireless and NewCo with copies of such documents (certified by Celerica’s officers if so requested) and with such information with respect to the affairs of Celerica as Unity Wireless and/or NewCo may from time to time request. Any such furnishing of such information to Unity Wireless and/or NewCo or any investigation by Unity Wireless and/or NewCo shall not affect Unity Wireless' and NewCo’s right to rely on any representations and warranties made in this Agreement. Neither Unity Wireless nor NewCo shall contact any employee, customer or vendor of Celerica without the prior written approval of Celerica.

(c)

Public Disclosure. Prior to the consummation of the Merger and subject to the provisions of this Section 9(c), the parties hereto and their respective insiders (directors, officers and material shareholders) shall not issue statement or communication to the public or press concerning this Agreement, the Merger or any of the other transactions contemplated by this Agreement, except as provided hereunder. Before a party releases any information concerning this Agreement, the Merger or any of the other transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, such party shall cooperate with the other parties, shall furnish drafts of all documents or proposed oral statements to the other parties for comments, and shall not release any such information without the written consent of the other parties. Nothing contained herein shall prevent a party hereto from releasing any information if required to do so by law, in which case best efforts to consult with the other parties will be made prior to any such release so that they may seek a protective order or other appropriate remedy, and further provided that in the event that such protective order or other remedy is not obtained, the disclosing party shall furnish only that portion of the information which is legally required.

(d)

Best Efforts; Regulatory Filings. Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) causing the conditions set forth in Sections 10 and 11 to be satisfied, (ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, rulings, exemptions, orders and authorizations from governmental entities  and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with governmental entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any governmental entity, (iii) obtaining all necessary consents, approvals or waivers from third parties which may be required or desirable as a result of, or in connection with, the transactions contemplated by this Agreement, (iv) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed, (v) terminating of any agreement with shareholders of such Company and any rights granted to the shareholders of such Company other than pursuant to the certificate of incorporation, bylaws and Articles of Association of such company, and (v) executing or delivering any additional instruments reasonably necessary to consummate the transactions contemplated by this Agreement. In connection with, and without limiting the foregoing, each party hereto and its Board of Directors shall, if any takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby.

(e)

Celerica will not, prior to Closing, change any tax election, tax accounting period or tax accounting method; settle any tax dispute; or extend any statute of limitations for the assessment or collection of any tax without the consent of Unity Wireless.

(f)

The provisions of that certain Non-Disclosure Agreement, signed by Unity Wireless on February 16, 2005 (the "NDA") shall apply to any disclosure of confidential information made by Celerica hereunder and Unity Wireless shall continue to comply and shall ensure compliance by NewCo with the provisions of the NDA. A breach of the NDA shall be deemed a breach hereunder, for all intents and purposes.

10.

Conditions Precedent to Unity Wireless’s and NewCo's Obligations. All obligations of Unity Wireless and NewCo hereunder are subject at the option of Unity Wireless and NewCo, to the fulfillment of each of the following conditions at or prior to the Closing:

(a)

All representations and warranties of Celerica and the Celerica Security Holders contained herein or in the Shareholders’ Instrument shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the date of the Closing, and shall then be true and correct in all material respects except for changes in the ordinary course of business after the date hereof, as otherwise set forth in a bring-down schedule, or otherwise in conformity with the covenants and agreements contained herein.

(b)

All covenants, agreements and obligations required by the terms of this Agreement to be performed by Celerica and/or the Celerica Security Holders (whether under this Agreement or in the Shareholders’ Instrument) at or before the Closing shall have been duly and properly performed in all material respects.

(c)

Since the date of this Agreement there shall not have occurred any material adverse change in the condition (financial or otherwise), business, properties or assets of Celerica, taken as a whole, and since the Balance Sheet Date, Celerica shall not have made any distributions to any shareholder of Celerica, or any affiliate of a shareholder of Celerica.

(d)

There shall be delivered to Unity Wireless and NewCo a certificate executed by an authorized officer of Celerica on behalf of Celerica, dated the date of the Closing, certifying that the conditions set forth in paragraphs (a) and (b) of this Section with respect to Celerica only have been fulfilled.

(e)

All documents required under this Agreement to be delivered by Celerica to Unity Wireless and NewCo at or prior to the Closing shall have been so delivered.

(f)

All cash expenditures made by Celerica since December 31, 2005 shall have been used solely for Celerica’s operating activities.

(g)

There shall not be outstanding any debt by Celerica to any affiliate of Celerica, other than due to funding by Celerica, Inc. of Celerica Ltd., in the ordinary course of business except for $250,000 in notes referred to in Section 10(j).

(h)

All, if any, outstanding employee and other options and warrants, derivatives and equity securities of Celerica shall have been extinguished in a manner that does not increase the total cost to Unity Wireless of acquiring the entire ownership of Celerica for consideration set forth in this Agreement and without any further consideration whatsoever.

(i)

The Celerica Security Holders shall in the aggregate own not less than 90% of the outstanding capital stock in Celerica, and each Celerica Security Holder shall have signed a counterpart of the Shareholders’ Instrument and shall have voted in favor of the Merger, to the extent that such Celerica Security Holder is a stockholder of Celerica.

(j)

Certain Celerica Security Holders listed in Schedule 10(j)(a) shall immediately prior to the Closing have loaned $250,000 to Celerica (the “Shareholder Loan”) against a promissory note (the “Shareholder Note”) of Celerica in the form of Schedule 10(j)(b).

11.

Conditions Precedent to Celerica’s Obligations. All obligations of Celerica at the Closing are subject, at the option of Celerica, to the fulfillment of each of the following conditions at or prior to the Closing:

(a)

All representations and warranties of Unity Wireless and NewCo contained herein shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the date of the Closing, and shall then be true and correct in all material respects except for changes in the ordinary course of business after the date hereof, as otherwise set forth in a bring-down schedule, or otherwise in conformity with the covenants and agreements contained herein.

(b)

All covenants, agreements and obligations required by the terms of this Agreement to be performed by Unity Wireless and NewCo at or before the Closing shall have been duly and properly performed in all material respects.

(c)

Since the date of this Agreement there shall not have occurred any material adverse change in the condition (financial or otherwise), business, properties or assets of Unity Wireless, taken as a whole, and since the Balance Sheet Date, Unity Wireless shall not have made any distributions to any shareholder of Unity Wireless, or any affiliate of a shareholder of Unity Wireless.

(d)

There shall be delivered to Celerica a certificate executed by the President and Secretary of Unity Wireless and NewCo, dated the date of the Closing, certifying that the conditions set forth in paragraphs (a) and (b) of this Section have been fulfilled.

(e)

All documents required under this Agreement to be delivered to Celerica and/or the Celerica Security Holders by Unity Wireless and NewCo at or prior to the Closing shall have been so delivered.

(f)

Unity shall, by way of the instrument set forth in Exhibit 11(f), have agreed in favor of the makers of the Shareholder Loan that Unity will not withdraw any funds from Celerica until the Shareholder Note and all interest thereon has been repaid in full.

11A.

Conversion of Merger Consideration to Merger Common Stock and Issuance of Merger Common Stock

(a) At such time following the Closing that Unity reasonably deems appropriate to satisfy its covenant set forth in Section 1(c), Unity Wireless shall take all action necessary under all applicable legal requirements to hold a shareholders’ meeting as well as class meetings (the "Special General Meeting"), to the extent necessary, to vote on the proposal to increase its authorized shares of Common Stock in order to enable the Merger Consideration to be converted into the Merger Common Stock.

(b)

The Board of Directors of Unity Wireless shall recommend that its shareholders vote at the Special General Meeting in favor of and approve the increase in authorized shares of Common Stock as aforesaid.

(c)

Unity undertakes to Celerica and the Celerica Security Holders that the issuance and delivery of the Merger Common Stock in accordance with this Agreement and the Certificate of Designation, shall be duly authorized by all necessary corporate action on the part of Unity Wireless, and, when issued, as contemplated hereby, such shares of equity securities will be duly and validly issued, fully paid and nonassessable and issued in compliance with all applicable laws including United States federal and state securities laws. Such equity securities, when so issued and delivered in accordance with the provisions of this Agreement, shall be free and clear of all liens and encumbrances and adverse claims, other than restrictions on transfer created by applicable securities laws and will not have been issued in violation of their respective properties or any preemptive rights or rights of first refusal or similar rights.

12.

Indemnification.

(a)

By signing the Shareholders’ Instrument, each of the Celerica Security Holders (each, an "Indemnifying Party") undertakes and agrees to severally (but not jointly) indemnify Unity Wireless against and in respect of any and all direct losses, damages, costs and expenses (including reasonable legal fees and expenses) and shall on demand reimburse Unity Wireless for:

(i)

any and all direct loss, liability or damage suffered or incurred by Unity Wireless (the “Indemnified Party”) by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant by Celerica contained herein;

(ii)

any and all direct loss, liability or damage suffered or incurred by the Indemnified Party by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of the Indemnifying Party with respect to this Agreement or any of the transactions contemplated hereby;

(iii)

any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

(b)

Unity Wireless (the "Indemnifying Party") hereby undertakes and agrees to indemnify each of the Celerica Security Holders against and in respect of any and all direct losses, damages, costs and expenses (including reasonable legal fees and expenses) and shall on demand reimburse each of the Celerica Security Holders for

(i)

any and all direct loss, liability or damage suffered or incurred by such Celerica Security Holder (each, an “Indemnified Party”) by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant by Unity Wireless and/or NewCo contained herein;

(ii)

any and all direct loss, liability or damage suffered or incurred by the Indemnified Party  by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of the Indemnifying Party with respect to this Agreement or any of the transactions contemplated hereby;

(iii)

any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

(c)

The right of the Indemnified Party to recover a loss under this Section 12 is subject to the condition that a claim therefor from such Indemnified Party is received by the Indemnifying Party within 12 months from the Closing Date.

(d)

The indemnity obligations of Unity Wireless and NewCo shall in no event exceed $750,000.

(e)

Carve out

(i)

The Celerica Security Holders shall have no indemnification obligation hereunder for the first $50,000 of claims for which indemnification would otherwise be required hereunder by all Celerica Security Holders in the aggregate.

(ii)

Unity shall have no indemnification obligation hereunder for the first $50,000 of claims for which indemnification by it would otherwise be required hereunder.

(f)

The aggregate indemnification obligations of each Celerica Security Holder to Unity Wireless and/or NewCo pursuant to both this Section 12 and the Shareholders Instrument shall in no event exceed 25% of the Merger Consideration actually received by such Celerica Security Holder, and shall be satisfied solely and exclusively by cancellation of up to the number of shares of Preferred Stock (or the shares of Common Stock issuable on conversion thereof) comprising 25% of the Merger Consideration actually received by such Celerica Security Holder, in accordance with the provisions of the Escrow Agreement (as defined below), with each such share of Common Stock to be valued for this purpose according to the volume weighted average price of a share of Common Stock of Unity during the twenty (20) trading days prior to the date on which Unity give written notice of its claim for indemnification (and with each share of Preferred Stock valued as aforesaid on an as converted basis), it being understood that certificates for Preferred Stock comprising 25% of the Merger Consideration actually received by such Celerica Security Holder (or the shares of Common Stock issuable on conversion thereof) shall be legended to reflect the foregoing (the "Indemnification Shares") and shall at the Closing be delivered to the Escrow Agent pursuant to the provisions of Section 12(i), together with a stock power therefor endorsed in blank by such Celerica Security Holder.

(g)

Indemnification obligations of Unity Wireless and NewCo pursuant to this Section 12 above shall be made by way of payment to the Celerica Security Holders pro rata in accordance with the Distribution List.

(h)

Indemnity Procedure.

(i)

In the event a party seeks indemnification pursuant to this Section 12, the Indemnified Party shall give prompt notice to the party or parties from whom such indemnification is sought of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder.

(ii)

The Indemnifying Party shall have the right to, and shall at the request of the Indemnified Party, assume the defense of any such action or proceeding at its own expense.

(iii)

In any such action or proceeding, the Indemnified Parties collectively shall have the right to retain one counsel; but the fees and expenses of such counsel shall be the expense of the Indemnified Parties unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any suit, action or proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of all parties by the same counsel would be inappropriate due to actual or potential conflict of interests between them.

(iv)

An Indemnifying Party shall not be liable under this Agreement for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

(v)

The Indemnifying Party may settle any claim without the consent of the Indemnified Party, but only if the sole relief awarded is monetary damages that are paid in full by the Indemnifying Party. The Indemnified Party shall, subject to its reasonable business needs, use reasonable efforts to minimize the indemnification sought from the Indemnifying Party under this Agreement.

(i)

Escrow and Release from Escrow.

(i)

The Indemnification Shares shall be held in escrow (the "Escrow") by counsel to Unity (the "Escrow Agent"), in accordance with the provisions of this Agreement and the provisions of an Escrow Agreement attached hereto as Schedule 12(i) (the “Escrow Agreement”).

(ii)

The Indemnification Shares shall remain in escrow until the lapse of a period of twelve (12) months from the Closing Date; provided that if a claim for indemnification by Unity Wireless and/or New Co. is duly received by the Celerica Security Holders pursuant to and within the period specified in Section 12(c) above, then there shall remain in escrow a limited number of Indemnification Shares sufficient to cover such indemnification claim until the final resolution of such claim (the twelve (12) month period, as may be extended, the "Escrow Period").

(iii)

The Indemnification Shares held in Escrow shall be used to satisfy, to the extent possible, any obligations of any of the Celerica Security Holders to indemnify Unity Wireless and/or NewCo pursuant to this Section 12 and they shall constitute Unity Wireless's and NewCo's sole and exclusive remedy for receiving indemnification from any Celerica Security Holder pursuant to this Agreement and the Shareholders' Instrument.

(j)

Celerica Shareholders Committee. By signing the Shareholders Instrument, each of the Celerica Security Holders irrevocably authorizes and appoints a committee (the “Shareholders Committee”) comprised of a representative of Pitango Venture Capital, a representative of Star Ventures and a representative of Charles River Ventures to act on behalf of the Celerica Security Holders in connection with the implementation of this Section 12 with respect to the enforcing, settlement and/or waiver of the rights of the Celerica Security Holders. The Shareholders Committee shall be entitled to communicate  claims and proposals by Celerica Security Holders to Unity Wireless and/or NewCo and to represent Celerica Security Holders  in each instance and/or procedure in connections with any claims under this Agreement after the Effective Time. No Celerica Security Holder shall be entitled to bypass the provisions of this Section 12(j) and take any individual action against Unity Wireless and/or NewCo under this Section 12.

(i)

Neither the Shareholders Committee nor any member thereof shall be liable for any act done or omitted hereunder as the Shareholders Committee or a member thereof while acting in good faith and in the exercise of reasonable judgment. The Celerica Security Holders represented by the Shareholders Committee's acts shall indemnify such Shareholders Committee and the members thereof and hold such Shareholders Committee and the members thereof harmless against any loss, liability or expense incurred in good faith and without negligence on the part of such Shareholders Committee and members and arising out of or in connection with the acceptance or administration of such Shareholders Committee's duties hereunder including the reasonable fees and expenses of any legal counsel retained by such Shareholders Committee and members thereof.

(ii)

A decision, act, consent or instruction of the Shareholders Committee shall constitute a decision, act consent or instruction of the Celerica Security Holders and shall be final, binding and conclusive upon each Celerica Security Holder, and Unity Wireless and NewCo may rely upon any such decision, act, consent or instruction of the Shareholders Committee as being the decision, act, consent or instruction of the  Celerica Security Holders.

13.

Survival of Representations, Warranties, Covenants and Obligations.

(a)

Notwithstanding any right of Unity Wireless and NewCo to fully investigate the affairs of Celerica and notwithstanding any knowledge of facts determined or determinable by Unity Wireless and NewCo pursuant to such investigation or right of investigation, Unity Wireless and NewCo has the right to rely fully upon the representations and warranties of Celerica contained in this Agreement.

(b)

Notwithstanding any right of Celerica to fully investigate the affairs of Unity Wireless and NewCo and notwithstanding any knowledge of facts determined or determinable by Celerica pursuant to such investigation or right of investigation, Celerica has the right to rely fully upon the representations and warranties of Unity Wireless and NewCo contained in this Agreement.

(c)

The representations, warranties, covenants and obligations of each party shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force for 12 full calendar months after the Closing Date. If any claim for indemnification hereunder that has been previously asserted by a party to this Agreement in accordance with Section 12 is still pending at the expiration of the applicable survival period, such claim shall continue to be subject to the indemnification provisions of this Agreement until resolved.

(d)

The indemnification provision set forth in Section 12 above is the sole remedy of either party for any breaches by the other party of representations and warranties or non-fulfillment of any covenant contained herein, for any and all loss, liability or damage suffered or incurred by such party by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of the other party with respect to this Agreement or any of the transactions contemplated hereby, and for any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing the indemnification pursuant to Section 12 above.

(e)

Whether or not the Merger is consummated, except as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. Notwithstanding the foregoing, in the event of a breach by a party prior to the Closing, the maximum liability of Unity and NewCo, on the one hand, and of Celerica, on the other hand, for such a breach of this Agreement prior to the Closing shall in no event exceed $125,000 (the "Break Up Fee"). Each of the parties acknowledges that the agreements contained in this Section 13(e) are an integral part of the transactions contemplated by this Agreement, that the amount of, and the basis for payment of the Breakup Fee are reasonable and appropriate in all respects, and that none of the parties would enter into this Agreement without obtaining this agreement from the other parties.

(f)

Celerica will at the request of Unity Wireless and/or NewCo, after the Closing, reasonably cooperate with them in the filing of tax returns, the defense of tax audits, and the prosecution and settlement of any tax litigation or other tax proceedings.

14.

D&O Coverage: Following the Closing of the Merger, Unity will purchase D&O insurance policies in favor of persons who were directors and officers of Celerica prior to the Closing; provided that the costs of such D&O insurance policies shall not exceed $15,000 in the aggregate throughout the period of such policies. Unity shall indemnify such directors and officers but only to the extent that insurance by third parties is paid therefor at no expense to the Company other than the $15,000 aforesaid, so that Unity bears no cost or expense for such indemnity. Unity will use its reasonable commercial efforts and cooperate with such directors and officers, in maintaining and enforcing such insurance, in each case, at the expense of the relevant director(s) and/or officer(s). This Section 14 is for the benefit of, and shall be enforceable by, the applicable directors and officers of Celerica serving prior to the Merger and their respective heirs and shall be binding on Celerica, Unity and their respective successors and assigns, as the case may be.

15.

Early Termination. This Agreement shall terminate forthwith upon notice from Unity Wireless to Celerica if within five (5) business days after the execution of this Agreement, Celerica shall not have delivered to Unity Wireless a written consent to the Merger signed by Celerica Security Holders who in the aggregate own not less than 90% of the outstanding capital stock of Celerica.

16.

Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or forty-eight (48) hours after being forwarded for priority delivery by Federal Express or other recognized courier, addressed, if to Celerica or Unity Wireless to it at its then headquarters address, and, if to any Celerica Security Holder, to it c/o the Shareholders Committee (or at such other address as any party may specify by notice to all other parties given as aforesaid).

17.

Miscellaneous.

(a)

This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto and consented to in writing by the Shareholders Committee.

(b)

No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

(c)

This Agreement shall be binding upon and inure to the benefit of each corporate party hereto, its successors and assigns, and each individual party hereto and his heirs, personal representatives, successors and assigns.

(d)

The paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

(e)

Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

(f)

This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original. This Agreement may be signed by facsimile.

(g)

This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Delaware applicable to contracts made and to be performed therein.

(h)

 The parties consent to the exclusive jurisdiction of the competent courts in Wilmington, Delaware in any action arising out of or connected in any way with this Agreement, and the parties hereto further agree that the service of process or of any other papers upon them or any of them in the manner provided for notices hereunder shall be deemed good, proper and effective service upon them.

(i)

Unity Wireless, NewCo and Celerica shall each be responsible for their own fees and expenses (including attorneys fees) relation to the transactions set forth in this Agreement.

C:\Work\Celerica-Unity Merger\Merger Agreement-14 clean.doc

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CELERICA, INC.

By ____________________________

UNITY WIRELESS CORPORATION

By: __________

Name: Ilan Kenig

Title: Chief Executive Officer

UNITY WIRELESS ACQUISITION CORP.

By: __________

Name: Ilan Kenig

Title: Chief Executive Officer

C:\Work\Celerica-Unity Merger\Merger Agreement-14 clean.doc

To: Unity Wireless Corporation and CELERICA, INC.

Date: May __, 2006

CELERICA, INC. (“Celerica”) has entered into a merger agreement dated as of _____________(the “Agreement”) with Unity Wireless Corporation ("Unity Wireless") and Unity Wireless Acquisition Corporation. Capitalized terms used in this letter agreement have the meanings ascribed thereto in the Agreement. This letter is the “Shareholders' Instrument” referred to in the Agreement.

Each of the undersigned persons or entities is a holder of securities of Celerica (a “Shareholder”) and is signing this letter agreement to induce Unity Wireless to enter into the Agreement.

In consideration of the foregoing and for other good and valuable consideration, each Shareholder hereby agrees as follows in favor of Unity Wireless and Celerica:

1.

Certain Agreements

(a)

Following the signing of the Agreement and until the earlier to occur of (i) the Closing or (ii) the termination of the Agreement, no Shareholder will sell any shares of Celerica unless the purchaser first agrees in a writing delivered to Unity Wireless to be bound by this Instrument in favor of Unity and Celerica.

(b)

Effective as of the Closing each Shareholder generally releases Celerica from all claims and liabilities. There are not released hereby the right to share in the Merger Consideration as provided in the Agreement and any other rights under the Merger Agreement, including, if a director or officer, the right to indemnification in such capacity to the extent provided in Section 14 of the Agreement.

(c)

Each Shareholder will use his or its reasonable commercial efforts to cause the fulfillment of the conditions to the Closing set forth in Section 10 of the Agreement.

(d)

Effective as of the Closing, each Shareholder agrees to the lock-up of and the legending of his shares of Preferred Stock and the Merger Common Stock as provided in Section 6 of the Agreement.

(e)

Each Shareholder acknowledges, agrees to and confirms the allocation of the Merger Consideration according to the Distribution List.

(f)

Effective as of the Closing, each Shareholder irrevocably authorizes and appoints the Shareholders Committee and agrees to the provisions of Section 12(j) of the Agreement relating to the Shareholder Committee.

2.

Representations. Effective as of the Closing, each Shareholder represents and warrants to Unity Wireless and to NewCo for himself or itself that

(a)

Other than as set forth in a schedule to this Instrument, such Shareholder owns the entire record and beneficial interest in his or its shares as set forth in Schedule 7(f) to the Agreement, and such shares are free and clear of all liens, charges, mortgages, pledges, security interests, claims, assessments, options, warrants, rights and encumbrances whatsoever,

(b)

Except as detailed in Schedule 7(g) to the Agreement, there are no outstanding subscriptions, options, warrants, calls, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which such Shareholder is or may become obligated to, assign or transfer any shares of Celerica, and there are no rights of first refusal, preemptive rights or similar rights with respect to any such shares.

(c)

the Preferred Stock and the Merger Common Sock (the “Restricted Securities”) will be acquired by such Shareholder for investment solely for the Shareholder’s own account and not with a view to or for the resale or distribution thereof.

(d)

Such Shareholder has reviewed the risk factors for Unity Wireless that are set forth in the SEC Documents.

(e)

Such Shareholder understands that the Shareholder may sell or otherwise transfer the Restricted Securities only if such transaction is duly registered under the Securities Act of 1933, as amended (the “Act”), under a registration statement or otherwise, or if Shareholder shall have received the opinion of counsel to the holder, which opinion shall be reasonably satisfactory to counsel to Unity Wireless, to the effect that such sale or other transfer may be made in the absence of registration under the Act, and registration or qualification in every applicable state. The Shareholder agrees to the imprinting of the following legend on certificates representing the Restricted Securities issued or issuable to it:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, DIRECTLY OR INDIRECTLY, WITHOUT A REGISTRATION STATEMENT IN EFFECT OR AN EXEMPTION FROM REGISTRATION."

(f)

The legend set forth above shall be removed from the Restricted Securities to the extent that the Restricted Securities are sold in accordance with a registration statement that is then in effect under the Act.

(g)

Such Shareholder realizes that the Restricted Securities are not a liquid investment.

(h)

Such Shareholder has not relied upon the advice of a “Purchaser Representative” (as defined in Regulation D of the Act) in evaluating the risks and merits of the investment in the equity securities of the Unity Wireless, and that it has the knowledge and experience to evaluate Unity Wireless and the risks and merits relating thereto.

(i)

Such Shareholder is either (i) an accredited investor as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Act or (ii) a person who is a non-United States person who is not and has not been a US citizen or US resident within the meaning of Regulation S of the Act, and shall be such on the date any securities are issued to the holder.

(j)

Such Shareholder is able to bear the economic risk of losing Shareholder’s entire investment in the securities and understands that an investment in Unity Wireless involves substantial risks.

3.

Indemnification.

(a)

Effective as of Closing, each Shareholder undertakes to indemnify Unity Wireless pursuant to the terms of Section 12 of the Agreement. Each Shareholder and Unity acknowledges that representations and warranties of Celerica are limited as expressly provided in the last paragraph of Sections 7 and 8 of the Agreement.

(b)

Additionally, effective as of Closing, each Shareholder undertakes to indemnify Unity Wireless for any breach by him or it of the representations, warranties and covenants by such Shareholder in this letter agreement, and the provisions of Section 12 of the Agreement shall apply to such indemnification obligation, mutatis mutandis.

(c)

The aggregate Indemnification obligations of each Shareholder to Unity Wireless and/or NewCo pursuant to both this Section and Section 12 of the Merger Agreement, as well as the right to recover a loss from the indemnifying party, is limited in accordance with Section 12(f), without any additional recourse to the Shareholders and shall be subject to the terms of Section 12(i) of the Agreement.

4.

This letter agreement may not be changed or terminated orally. It sets forth all understandings of the parties with respect to its subject matter. It may be signed in counterparts and by facsimile. It shall be governed by Delaware law and disputes shall be subject to the exclusive jurisdiction of the competent courts in Wilmington, Delaware. It shall inure to the benefit of each of Unity Wireless and Celerica, and it shall be binding on each of the undersigned and his or its personal representatives, successors and assigns.

By ___________________

Exhibit 1(c)

Certificate of Designation, of the Rights and Preferences

of the

Series A Convertible Non Redeemable Preferred Shares

Pursuant to

Section 151 of the General Corporation Law

of the

State of Delaware

Unity Wireless Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Company pursuant to the authority of the Board of Directors.

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Company (the "Board of Directors" or the "Board") in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended through the date hereof, the Board of Directors hereby designates a new series of preferred stock to be known as the Series A Convertible Non Redeemable Preferred Shares, $.001 Par Value Per Share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

I. Certain Definitions

For purposes of this Certificate of Designation, capitalized terms are defined in this Certificate of Designation or shall have the following meanings:

"Common Stock" means the common stock of the Company.

"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

II. Designation And Amount

The designation of this series, which consists of 20,000 shares of Preferred Stock, is the Series A Convertible Non Redeemable Preferred Stock (the "Series A Preferred Stock") and the par value shall be $.001 per share. Both whole and fractional shares of Series A Preferred Stock shall be permitted.

III. Conversion

(a) The Series A Preferred Stock shall be automatically converted into shares of Common Stock upon the effectiveness of a certificate of amendment to the Certificate of Incorporation duly filed with the Secretary of State of Delaware that increases the authorized number of shares of Common Stock (the "Conversion Date"). Any conversion under this Section III (a) shall entitle the each holder (A “Holder’) of the Series A Preferred Stock to receive 1,000 shares of Common Stock for each share of Series A Preferred Stock (subject to appropriate adjustment for fractional shares of Series A Preferred Stock and in the event of any stock dividend, stock split, combination or other similar recapitalization). Upon the entire conversion of the Series A Preferred Stock, the Series A Preferred Stock shall be returned to the Company for cancellation.

(b) Upon the Conversion Date, all outstanding Series A Preferred Stock shall immediately convert into the right to receive Common Stock. Within ten (10) business days of the Conversion Date, the Company shall provide notice to the holders of the Series A Preferred Stock that such conversion has occurred. Promptly following the receipt of such notice from the Company that the Series A Preferred Stock has been converted into Common Stock, the holders of the Series A Preferred Stock shall surrender the certificate or certificates for such shares of Series A Preferred Stock at the office of the Company's transfer agent (or at the principal office of the Company if the Company serves as its own transfer agent). If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder of his, her or its attorney duly authorized in writing. The Company shall, as soon as practicable after the Conversion Date, and in all events within ten (10) business days of receipt of the certificate or certificates surrendered for conversion, issue and deliver at such office to such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled; provided however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Series A Preferred Stock until the Series A Preferred Stock is either delivered for conversion to the Company or any transfer agent for the Series A Preferred Stock or Common Stock, or the Holder notifies the Company that such Series A Preferred Stock has been lost, stolen or destroyed and provides an agreement reasonably acceptable to the Company to indemnify the Company from any loss incurred by it in connection therewith. No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Company shall eliminate such fractional share interest by causing to be issued to Holder an additional full share of Common Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable and issued in compliance with all applicable laws including United States federal and state securities laws. Such equity securities, when so issued and delivered in accordance with the provisions of this Agreement, shall be free and clear of all liens and encumbrances and adverse claims, other than restrictions on transfer created by applicable securities laws or by agreement and will not have been issued in violation of any preemptive rights or rights of first refusal or similar rights.

(c) In case of any reclassification of the common stock, any consolidation or merger of the Company with or into another Person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Series A Preferred Stock then outstanding shall have the right thereafter to convert such Series A Preferred Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of common stock of the Company following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Series A Preferred Stock and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Series A Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder the right to receive the securities or property set forth in this Section III (c) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(d) The issuance of certificates for shares of Common Stock on conversion of Series A Preferred Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

IV.

Rank

The Series A Preferred Stock shall, as to the distribution of assets upon liquidation, dissolution or winding up of the Company, rank (i) prior to the Company's Common Stock; (ii) prior to any class or series of capital stock of the Company hereafter created that, by its terms, ranks junior to the Series A Preferred Stock ("Junior Securities"); (iii) junior to any class or series of capital stock of the Company hereafter created which by its terms ranks senior to the Series A Preferred Stock ("Senior Securities"); and (iv) pari passu with any other series of preferred stock of the Company hereafter created which by its terms ranks on a parity ("Pari Passu Securities") with the Series A Preferred Stock. Other than for a preference as to the distribution of assets upon liquidation, dissolution or winding up of the Company as set forth herein, the Series A Preferred Stock shall on an as converted basis rank pari passu with the Common Stock without preference.

V. Liquidation Preference

(a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the Holders then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any class or series of stock of the Company ranking on liquidation prior and in preference to the Series A Preferred Stock, but before any payment shall be made to the holders of  Common Stock or any other Junior Shares, an amount equal to US$0.16 per share of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution, or winding up of the Company the remaining assets of the Company available for distribution to its shareholders shall be insufficient to pay the Holders the full amount to which they shall be entitled, the Holders and any other class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The Common Stock shall constitute Junior Shares hereunder.

(b) After the payment of all preferential amounts required to be paid to the Holders and any other class or series of stock of the Company ranking on liquidation on a parity with the Series A Preferred Stock, upon the dissolution, liquidation or winding up of the Company, the Series A Preferred Stock shall participate (on an as-converted to Common Stock basis) with the holders of shares of Common Stock then outstanding in the remaining assets and funds of the Company available for distribution to its shareholders after the payment of any preferential amount otherwise payable on any capital stock of the Company.

(c) Neither of the consolidation or merger of the Company with or into any other corporation or corporations, nor the reduction of the capital stock of the Company, nor the sale of transfer by the Company of all or any part of its assets, shall be deemed to be liquidation of the Company.

VI. Voting Rights

Except as otherwise required by law or as otherwise set forth herein, the holders of the Series A Preferred Stock shall be entitled to vote on all matters on which holders of Common Stock are entitled to vote, including, without limitation, the election of directors, and shall vote as one class with the holders of Common Stock. Each holder of Series A Preferred Stock shall be entitled to one vote per share of Common Stock into which the Series A Preferred Stock held by it is convertible.

IN WITNESS WHEREOF, Unity Wireless Corporation has caused this Certificate to be signed by Ilan Kenig, its _____________, and attested by ___________, its ______, this ___ day of ____, 2006.

UNITY WIRELESS CORPORATION

By:___________________________

Name: Ilan Kenig

Title: Executive Officer

Page # of 40

Schedule 10(j)(a)

Principal Sum: [aggregate of $250,000 for all Holders]

Maturity Date: the first anniversary of the date hereof

Maker: Celerica, Inc., a Delaware corporation

Holder:

Holder’s Address:

Dated: [___________]

Celerica, Inc.

PROMISSORY NOTE

_______ [__], 2006

FOR VALUED RECEIVED, Maker hereby promises to pay to the Holder, not later than the Maturity Date, the Principal Sum together with interest accruing hereon at 8% per annum, in US dollars. Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All payments by the Maker under this Note shall be in immediately available funds.

The maturity of this Note shall be accelerated, and the principal amount of this Note and all interest accrued thereon shall be payable forthwith, if Maker or any subsidiary of Maker shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Bankruptcy Code or similar statute of another jurisdiction, or (v) file a voluntary petition in bankruptcy or a petition for bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law and such petition or proceeding shall remain undismissed or unstayed for thirty (30) days (any of the foregoing, an "Event of Default").

Without derogating from the foregoing provision, upon the occurrence of an Event of Default, the Holder shall have then, or at any time thereafter, all of the rights and remedies afforded by applicable law.

If this Note is not paid in accordance with its terms, Maker shall pay to Holder, in addition to principal and accrued interest thereon, all costs of collection of the principal and accrued interest, including, but not limited to, reasonable attorneys’ fees, court costs and other costs for the enforcement of payment of this Note. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

This Note shall be governed by and construed in accordance with the law of the State of Delaware. It may not be changed or terminated orally.

IN WITNESS WHEREOF, Maker has duly caused this Note to be signed on its behalf, in its company name and by its duly authorized officer as of the date first set forth above.

CELERICA, INC.

By:_________________

Schedule 10(j)(b)

To: Holders of notes (“Holders”) issued by Celerica, Inc., dated _____ (“Notes”)

The undersigned (“Unity”) hereby agrees in favor of the Holders that it will not withdraw any funds from Celerica until Celerica has repaid the Notes and all interest thereon in full.  Unity will use its best efforts without incurring any expense or dilution to obtain the consent of its lenders to guaranty the Notes in favor of the Holders. If such consent is obtained, Unity hereby guaranties to the Holders that Unity will pay the Notes when due if the Notes are not paid by Celerica.

Dated as of: ________, 2006

UNITY WIRELESS CORPORATION

By: __________

Name: Ilan Kenig

Title: Chief Executive Officer